LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

DVS FOOTWEAR INTERNATIONAL LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") of DVS Footwear International LLC (the "Company") dated as of this 29 day of June, 2012, by and between Sequential Brands Group, Inc. (the "Managing Member") and Elan Polo International, Inc. (the "Minority Member") and each Person (as hereinafter defined) subsequently admitted as a member of the Company (together with the Managing Member and the Minority Member, individually, a "Member" and, collectively, the "Members").

RECITALS

WHEREAS, on June 18, 2012, the Managing Member and the Minority Member entered into a Memorandum of Understanding (the "MOU") regarding the acquisition of certain assets (the "Assets") for sale in connection with the case of In re DVS Shoe Co., Inc., Case No. 8:12-bk-16209-MW, then pending in the United States Bankruptcy Court for the Central District of California;

WHEREAS, pursuant to the MOU, in connection with acquisition of the Assets, the Managing Member and the Minority Member agreed to establish the Company in accordance with certain agreed upon terms as set forth in the MOU, and the Minority Member agreed to enter into that certainDVS License Agreement- Worldwide Exclusive License, dated as of June 29, 2012, by and between the Company, as licensor, and the Minority Member, as licensee (as may be amended from time to time, the "License Agreement"); and

WHEREAS, the Managing Member has formed the Company as a limited liability company under the laws of the State of Delaware and the Members desire to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

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ARTICLE 1

Organization and Purpose

Section 1.1 Formation. The Managing Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the "Certificate of Formation") has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. Express authorization was given to Annie Li for the exclusive purpose of executing the Certificate of Formation.

Section 1.2 Name. The name of the Company shall be "DVS Footwear International LLC" and its business shall be carried on in such name with such variations and changes as the Members shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

Section 1.3 Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 1.4 Business Transactions of a Member with the Company. In accordance with Section 18-107 of the Act, a Member (including, for the sake of clarity, the Managing Member) may lend money to, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as any individual, partnership, corporation, limited liability company, trust or other legal entity (a "Person") who is not a Member, except as otherwise agreed in writing by the Members.

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Section 1.5 Registered Office and Agent. The location of the registered office of the Company shall be 1679 S. Dupont Highway, Suite 100, Dover, Kent County, Delaware 19901. The Company's Registered Agent at such address shall be Registered Agent Solutions, Inc.

Section 1.6 Term. Subject to the provisions of Article 6 below, the Company shall have perpetual existence.

ARTICLE 2

The Members

Section 2.1 The Members. The name and address of the Members are as follows:

Name	Address
Sequential Brands Group, Inc.	17383 Sunset Blvd., Suite A210 Pacific Palisades, CA 90272
Elan Polo International, Inc.	2005 Walton Road St. Louis, MO 63114

Section 2.2 Liability of the Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member. Except as otherwise expressly provided in the Act, the liability of each Member shall be limited to the amount of capital contributions made by such Member in accordance with the provisions of this Agreement.

Section 2.3 Admission of Members. Persons may be admitted as members of the Company only upon the unanimous prior written approval of the Members.

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ARTICLE 3

Management of the Company

Section 3.1 Management of the Company.

(a)      The right to manage, control and conduct the business and affairs of the Company and to take any and all actions on behalf of the Company shall be vested in the Managing Member; provided, however, that, for so long as theLicense Agreement has not expired or been terminated, and neither the Company nor the Minority Member is in default under or in breach of the License Agreement, the Minority Member shall have the right tomanage and control the "DVS" trademark (the "Licensed Trademark"), which was licensed by the Company to the Minority Member pursuant to the License Agreement, on the terms and subject to the conditions set forth in the License Agreement. In addition to the foregoing, the Managing Member shall have all rights, power and authority necessary, appropriate or required, as determined by the Managing Member and subject to the Act, to carry out the purposes of the Company, subject to the right of the Minority Member to manage and control the Licensed Trademark.

(b)      The Managing Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter, except for (i) extraordinary actions such as the sale of all or substantially all of the assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company ("Company Assets") and (ii) matters set forth in the License Agreement, which matters shall be subject to the mutual agreement of the Managing Member and the Minority Member. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any extraordinary actions such as the sale of all or substantially all of the Company Assets, except pursuant to a resolution signed by all Members authorizing such matter and authorizing such Member to bind the Company.

(c)      The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company's business.

Section 3.2 Officers and Related Persons. The Managing Member shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

Section 3.3 Compensation and Reimbursement of Managing Member. The Managing Member shall not be compensated for its services as the Managing Member of the Company and the Minority Member shall not be compensated for its services in connection with the management of the Licensed Trademark. The Company shall reimburse the Managing Member on a current basis for its out-of-pocket expenditures made on behalf of the Company upon submission to the Company of reasonably detailed evidence of such expenditures. All reimbursements for out-of-pocket expenditures shall be reasonable in amount and in the advancement of Company purposes. Any out-of-pocket expenditure made by the Managing Member and eligible for reimbursement pursuant to this Section shall not be treated as a capital contribution and any reimbursement of such expenditure shall not be treated as a Company distribution to the Managing Member.

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Section 3.4 Expenses of Managing Member. In connection with its management of the business and affairs of the Company, the Managing Member may incur any reasonable expenses as determined in its sole discretion; provided, however, that the operating expenses of the Managing Member incurred in providing such services (which expenses, for the sake of clarity, shall not include non-ordinary course expenses, non-operating expenses such as litigation, or any expenses incurred in connection with extraordinary actions such as the sale of all or substantially all of the Company Assets), shall not exceed $360,000 in the aggregate for the first fiscal year of the Company, except as mutually agreed upon by the Managing Member and the Minority Member.

ARTICLE 4

Capital Structure and Contributions

Section 4.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests ("Common Interests"). Except as otherwise set forth herein, each of the Common Interests shall be identical.

Section 4.2 Capital Contributions.

(a)      Each Member is herewith contributing, as an initial capital contribution ("Initial Capital Contribution") to the Company all of its right, title and interest in and to the amount of cash and/or other property listed and described on Schedule B hereto.

(b)      In exchange for the Initial Capital Contributions, each Member is herewith receiving Common Interests in the Company in proportion to such Member's respective percentage ownership of Common Interests in the Company as set forth on Schedule A hereto (as to each Member, as adjusted from time to time pursuant to the terms hereof, its "Common Interest Percentage").

Section 4.3 Additional Contributions. No Member shall be required to contribute any capital to the Company other than its Initial Capital Contribution. The Members may from time to time make additional capital contributions to the Company as approved by the Managing Member.

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Section 4.4 No Withdrawal Of Capital Contributions. Except upon the dissolution and liquidation of the Company as set forth in Article X hereof, no Member shall have the right to withdraw its capital contributions.

Section 4.5 Maintenance of Capital Accounts. The Company shall establish and maintain capital accounts for each Member. The balance in a Member's capital account shall be increased by (x) the amount of each contribution made by such Member and (y) the distributive share of net profits of such Member, and shall be decreased by (x) the amount of each distribution made to such Member and (y) the distributive share of net losses of such Member.

ARTICLE 5

Profits, Losses and Distributions

Section 5.1 Allocations of Net Profits and Net Losses from Operations. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with GAAP and the manner determined by the Managing Member. Net profits and net losses shall be allocated among the Members ratably in proportion to their respective Common Interest Percentages and in compliance with the Act.

Section 5.2 No Right to Distributions. No Member shall have the right to demand or receive distributions of any amount, except as expressly provided in this Article 5.

Section 5.3 Distributions. The Managing Member and the Minority Member shall jointly determine the amount of net profits available for distribution to Members in compliance with the Act and the amount, to be distributed to Members, taking into account any reserves that the Managing Member and Minority Member jointly, , from time to time determine are required or are reasonably appropriate to be retained to meet any accrued or foreseeable expenses, expenditures, liabilities, taxes, or other obligations of the Company. To the extent that Elan Polo International is not in default or breach of the terms and conditions of its DVS License Agreement- Worldwide Exclusive License with DVS Footwear International LLC dated June 29, 2012,then, subject to Section 5.4,at least the minimum aggregate amount of such distributable net profits in a fiscal yearas set forth in Schedule C shall be distributed to the Members, pro rata in proportion to their respective Common Interest Percentages, for such fiscal year, unless the parties mutually agree in any given period to reduce the applicable Schedule C distribution for certain expenses.

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Section 5.4 Withholding. The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a federal, foreign, state or local government, any amounts required to be withheld pursuant to the Internal Revenue Code of 1986 (the "Code"), or any provisions of any other federal, foreign, state or local law. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Article 5 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member.

ARTICLE 6

Dissolution

Section 6.1 Dissolution.

(a)      The Company shall be dissolved and its business wound up upon the occurrence of any of the following events:

(i)       the sale, exchange or other disposition of all or substantially all of the Company Assets; or

(ii)      the entry of a decree of judicial dissolution under Section 18-802 of the Act.

No other event, including insolvency, liquidation, dissolution, expulsion or bankruptcy of the Managing Member, shall cause the existence of the Company to terminate.

(b)      In the event of the dissolution of the Company, there shall be an orderly liquidation of the Company Assets as described below unless the Managing Member determines, in its sole discretion, that an immediate sale of all or part of the Company Assets would cause undue loss to the Members, in which event (i) the liquidation may be deferred for a reasonable time except as to those assets necessary to satisfy the liabilities of the Company, or (ii) all or part of the Company Assets may be distributed in kind, subject to the provisions of and in the same manner as cash under the applicable provisions of this Section 6.1, and provided such distribution of Company Assets is made in the following proportion: 60% to the Managing Member and 40% to the Minority Member.

(c)      Upon any dissolution of the Company, the Company's accountants shall prepare a statement setting forth the assets and liabilities of the Company as of the date of dissolution, and such statement shall be furnished to all Members.

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(d)      In the event of liquidation of the Company Assets, and subject to Section 6.1(b) above, the Company Assets shall be liquidated as promptly as possible, and the Managing Member shall supervise such liquidation ("Liquidating Member"), which shall be conducted in an orderly and business-like manner so as not to involve undue sacrifice, as the Liquidating Member shall determine in its reasonable discretion. The proceeds thereof shall be applied and distributed in the following order of priority:

(i)       for the payment of the debts and liabilities of the Company (including any debts and liabilities owed to the Members and their related entities) and the expenses of liquidation;

(ii)      to the setting up of any reserves which the Liquidating Member reasonably may deem necessary for any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. Said reserves may be paid over by the Liquidating Member to an attorney-at-law, as escrowee, to be held by him or her for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Liquidating Member shall deem advisable, to distribute the balance of such reserves to the Members in the following proportion: 60% to the Managing Member and 40% to the Minority Member; and

(iii)     thereafter, to the Members in the following proportion: 60% to the Managing Member and 40% to the Minority Member.

(e)      No dissolution of the Company shall release or relieve the Members of any obligations under this Agreement.

ARTICLE 7

Books and Reports

Section 7.1 Books and Records. The Company shall keep or cause to be kept at the office of the Company (or at such other place as the Managing Member in its sole discretion shall determine) full and accurate books and records regarding the status of the business and financial condition of the Companyand shall make the same available to the Members upon request, subject to the provisions of the Act.

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Section 7.2 Tax Matters Partner. The Managing Member is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a) (7) of the Code, and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps are necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code. The Tax Matters Partner shall cause to be prepared and shall sign all tax returns of the Company, make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company and monitor any governmental tax authority in any audit that such authority may conduct of the company's books and records or other documents.

ARTICLE 8

Transfers of Common Interests; Right of First Refusal; Put Option

Section 8.1 Restriction on Transfers. No Member shall have the right to sell, convey, assign, transfer, pledge, grant a security interest in or otherwise dispose of (each, a "Transfer") all or any part of its Common Interests, other than (i) to an Affiliate of such Member that agrees to be bound by all of the provisions hereof, and (ii) upon the prior written consent by the Members; provided, however,that any Person to whom such Common Interests are so Transferred shall be an assignee and shall have no right to participate in the Company's business and affairs unless and until such Person shall be admitted as a member of the Company upon (i) the prior written approval by the Managing Member and (ii) receipt by the Company of a written agreement executed by the Person to whom such Common Interests are Transferred agreeing to be bound by the terms of this Agreement. "Affiliate" means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of the definition of Affiliate, "control," when used with respect to any specified Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings. All Transfers in violation of this Article 8 are null and void ab initio and of no force or effect.

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Section 8.2 Right of First Refusal.

(a)       Right of First Refusal. The Minority Member shall have a right of first refusal if the Managing Member receives an offer from anyPerson who is not an Affiliate of the Managing Member that the Managing Member desires to accept to purchase all or any portion of the Common Interests (the "Offered Interests") owned by it. Each time the Managing Member receives an offer for any of its Common Interests from anyPerson who is not an Affiliate of the Managing Member, the Managing Member shall first make an offering of the Offered Interests to the Minority Member in accordance with the following provisions of this Section 8.2.

(b)      Offer Notice. The Managing Member shall give written notice (the "Managing Member Notice") to the Minority Member stating that it has received a bona fide offer from a Person who is not an Affiliate of the Managing Member and specifying: (i) the number of Offered Interests to be sold by the Managing Member, (ii) the name of the person or entity who has offered to purchase such Offered Interests, (iii) the material terms and conditions, including the price, pursuant to which the Managing Member proposes to Transfer the Offered Interests, and (iv) the proposed date, time, and location of the closing of the Transfer. The Managing Member Notice shall constitute the Managing Member's offer to Transfer the Offered Interests to the Minority Member, which offer shall be irrevocable for a period of 15 days (the "ROFR Notice Period"). By delivering the Managing Member Notice, the Managing Member represents and warrants to the Minority Member that (x) the Managing Member has full right, title and interest in and to the Offered Interests, (y) the Managing Member has all the necessary power and authority and has taken all necessary action to sell such Offered Interests as contemplated by this Section 8.2, and (z) the Offered Interests are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(c)      Exercise of Right of First Offer. Upon receipt of the Managing Member Notice, the Minority Member shall have until the end of the ROFR Notice Period to elect to purchase all (but not less than all) of the Offered Interests by delivering a written notice (a "ROFR Offer Notice") to the Managing Member and the Company stating that it offers to purchase such Offered Interests on the terms specified in the Managing Member Notice. Any ROFR Offer Notice so delivered shall be binding upon delivery and irrevocable by the Minority Member.

(d)      Consummation of Sale. If the Minority Member does not deliver a ROFR Offer Notice in accordance with this Section 8.2, the Managing Member may, during the 60 day period following the expiration of the ROFR Notice Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any required government approvals (the "Waived ROFR Transfer Period"), Transfer all of the Offered Interests to any Person that is not an Affiliate of the Managing Member on terms and conditions no more favorable to such Person than those set forth in the Managing Member Notice, and subject to the provisions of Section 8.1. If the Managing Member does not Transfer the Offered Interests within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights of the Minority Member provided under this Section 8.2 shall be deemed to be revived and the Offered Interests shall not be Transferred to any Person who is not an Affiliate of the Managing Member unless the Managing Member sends a new Managing Member Notice to the Minority Member in accordance with this Section 8.2.

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(e)      Cooperation. The Minority Member shall take all actions as may be reasonably necessary to consummate any sale contemplated by this Section 8.2 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(f)      Closing. At the closing of any sale of Offered Interests to the Minority Member pursuant to this Section 8.2, the Managing Member shall deliver to the Minority Member a certificate or certificates (if any have been issued) representing the Offered Interests to be sold to the Minority Member against receipt of the purchase price therefor from the Minority Member by certified or official bank check or by wire transfer of immediately available funds.

Section 8.3 Put Option.

(a)      Put Option. In the event that the License Agreement is terminated by the Company prior to the expiration thereof in connection with the Company's grant to a third party of a license to use the Licensed Trademark in connection with Products (as defined in the License Agreement), and at the time of such termination, the Minority Member is not in breach of or default under the License Agreement, then the Minority Member shall,for a period of 30 days after such termination of the License Agreement (the "Put Period"), have the option(the "Put Option") to sell all, but not less than all, of its Common Interests (the "Put Interests") to the Managing Member, at a price (the "Put Price") equal to the sum of (x) the Minority Member’s Unrecovered Capital (defined as the Minority Member's Initial Capital Contribution less the Minority Member’s cumulative distributions received to date) and (y) a 10% compound annual interest over the Minority Member's Initial Capital Contribution, in accordance with the provisions of this Section 8.3.

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(b)      Election Notice. If, at any time during the Put Period, the Minority Member elects to sell the Put Interests to the Managing Member pursuant to this Section 8.3, the Minority Member shall give written notice (the "Election Notice") to the Managing Member of such election. Delivery of the Election Notice shall constitute the exercise of the Put Option and shall bind the Managing Member to purchase the Put Interests for the Put Price. By delivering theElection Notice, the Minority Member represents and warrants to the Managing Member that (x) the Minority Member has full right, title and interest in and to the Put Interests, (y) the Minority Member has all the necessary power and authority and has taken all necessary action to sell such Put Interests to the Managing Member as contemplated by this Section 8.3, and (z) the Put Interests are free and clear of any and all liens. If the Minority Member does not deliver the Election Noticeto the Managing Member within the Put Period, then the Put Option provided under this Section 8.3 shall expire and the Minority Member shall no longer have any rights to exercise the Put Option.

(c)      Cooperation. The Minority Member shall take all actions as may be reasonably necessary to consummate the sale, if any, of Put Interests contemplated by this Section 8.3 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(d)      Closing. Within 30 days following receipt of the Election Notice, the Managing Member shall pay to the Minority Member the Put Price by certified or official bank check or by wire transfer of immediately available funds against receipt of a certificate or certificates (if any have been issued) representing the Put Interests from the Minority Member. Upon payment of the Put Price, title to the Put Interests shall vest in the Managing Member, and the Minority Member shall no longer have any Common Interests, or any right to or claim in any ownership, management or other interests, in the Company, and any rights or interests that the Minority Member may have under this Agreement shall be extinguished and of no further force or effect.

ARTICLE 9

Exculpation and Indemnification

Section 9.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Members, nor any officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives or agents of the Members, nor any officer, employee, representative or agent of the Company (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by a Covered Person in good faith in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct or gross negligence.

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Section 9.2 Indemnification. To the fullest extent permitted by the Act, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he, she or it is a Covered Person or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 9.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Managing Member. Expenses incurred in defending any Claim by (y) a Member or any officer, director, stockholder, partner, member, manager, or affiliate of any Member shall be paid by the Company and (z) any other Covered Person may be paid by the Company, but only upon the prior written approval of the Managing Member in its sole and absolute discretion, upon such terms and conditions, if any, as the Managing Member deems appropriate, in each case, in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 9.2.

Section 9.3 Amendments. Any repeal or modification of this Article 9 by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article 9, including the right to indemnification and to the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 10

Miscellaneous

Section 10.1 Tax Treatment. Unless otherwise determined by the Managing Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Managing Member and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

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Section 10.2 Amendments. Amendments to this Agreement and to the Certificate of Formation shall be effective only if approved in writing by the Managing Member and the Minority Member. An amendment shall become effective as of the date specified in the approval of the Managing Member and the Minority Member or if none is specified as of the date of such approval.

Section 10.3 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

MANAGING MEMBER

Sequential Brands Group, Inc.

By:
Name: William Sweedler
Title: Chairman

MINORITY MEMBER

Elan Polo International, Inc.

By:	/s/ Richard J. Swanson
Name: Richard J. Swanson
Title: Controller

Schedule A

DVS FOOTWEAR INTERNATIONAL LLC

Common Interest
Name of Members	Percentage

Managing Member	65%
Sequential Brands Group, Inc.

Minority Member	35%
Elan Polo International, Inc.

Schedule B

Initial Capital Contributions

Name of Member	Initial CapitalContribution

Managing Member	$3,186,000
Sequential Brands Group, Inc.

Minority Member	$2,124,000
Elan Polo International, Inc.

Schedule C

Minimum Distribution Subject to Availability of Net Profits

The following schedule represents the minimum aggregate distribution across all Members. Each Member shall be entitled to its pro rata portion according to the Common Interest Percentage.

Fiscal Year 1: $1,000,000

Fiscal Year 2: $1,045,200

Fiscal Year 3: $1,164,800

Fiscal Year 4: $1,300,000

Fiscal Year 5: $1,435,200